EXHIBIT 10.20

                       WBAE RADIO (PORTLAND, ME) CONTRACT


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             THE GARDEN GUYS 1400 / 1490 THE BAY BROADCAST AGREEMENT

RADIO STATION AGREEMENT
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1-Saga Communications of New England, LLC, D/B/A WBAE, 1490 AM and WVAE, 1400
AM/Portland Radio Group will air the Garden Guys ("GG") radio program Sunday mornings Sam-10am for a 52 week period.
2-The broadcasts shall be exactly 108 minutes and begin exactly at 8:06 am - 9:00 am. Resume 9:06 -10:00 am
3-The "GG" program will be delivered via ISDN which will be covered by the Administrative Fee listed below.
4- Any changes to the signal delivery, costs will be covered by "GG."
5- The Garden Guys hereby indemnifies and holds Saga Communications of New England, LLC harmless, from and against any and all claims, damages, liabilities, costs, and expenses arising out of the broadcast of the program. 6-All information contained within this proposal is proprietary to the Portland Radio Group and must be kept confidential.
7- Garden Guys owns all commercial inventory between 8am and 10am Sunday
Mornings.

FINANCIAL ARRANGEMENT
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1-"GG" agree to purchase the complete radio time for the broadcasts on The Bay for $250 per week for 52 weeks.
2-The agreement will remain in effect pending 90 days written cancellation notice by either party. .
3-"GG" agrees to a $41 per week administrative fee for 52 weeks. (When the program moves to satellite and is 100% automated then the administrative fee will be waived.)

TERM,
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1-52 week period (Start Date 3/9/08 End Date 3/8/09)
2-This agreement commences upon signing of both parties and begins upon first air date. 3-This contract does not automatically renew. If it is agreed by all parties to continue the "GG" on the Bay, then a new contract will be created to be signed by all parties.

PROMOTION
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1-1400 1490 The Bay will air fifteen (30) second promotional announcements each week promoting the "GG" show Monday - Saturday 6am-9pm.
2- Advertiser agrees to allow station to make good missed promos during dayparts/times of greater or equal value.
3- "GG" 468 x 60 banner ad on The Bay station website

AGREED:

Portland Radio Group                    Organic sales and Marketing, Inc.

By: /s/ Warren Maddock  2/27/08         By: /s/ Samuel F. H. Jeffries  2/27/08
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    Sales Manager        Date               President and CEO            Date